EXHIBIT 23(a)
                                                           -------------


                     CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration
Statement (Form S-8) pertaining to the TI Benefit Restoration and Deferred Compensation Plan of our report dated January 20, 1998, with respect to the consolidated financial statements of Texas Instruments Incorporated incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange
Commission.




                                           /s/ Ernst & Young LLP

March 19, 1998
Dallas, Texas